Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements give effect to the business combination of Range Resources Corporation, a Delaware corporation (“Range”), and Memorial Resource Development Corp., a Delaware corporation (“Memorial”). That business combination was effected by the consummation of the transactions contemplated by the merger agreement, dated as of May 15, 2016 (the “merger agreement”), entered into by and among Range, Memorial, and Medina Merger Sub, Inc., a Delaware corporation (“Merger Sub”), contemplating the merger of Merger Sub with and into Memorial (the “merger”). The merger will be accounted for using the acquisition method of accounting with Range identified as the acquirer. Under the acquisition method of accounting, Range will record all assets acquired and liabilities assumed at their respective acquisition date fair values at the effective time of the merger.

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Range and Memorial, adjusted to reflect the acquisition of Memorial by Range and the related financing transactions. Range’s historical consolidated financial statements have also been adjusted to give effect to the disposal in December 2015 of its Virginia/West Virginia natural gas assets as presented in Note 4 to the unaudited pro forma combined financial information as if it had occurred on January 1, 2015.

The unaudited pro forma combined balance sheet gives effect to the merger and the related financing transactions, as if they had occurred on June 30, 2016. The unaudited pro forma combined statements of operations combine the results of operations of Range and Memorial for the year ended December 31, 2015 and the six months ended June 30, 2016. The unaudited pro forma combined statements of operations give effect to the following events as if they had occurred on January 1, 2015. The unaudited pro forma combined financial statements reflect the following merger-related pro forma adjustments, based on available information and certain assumptions Range believes are reasonable:

•	The merger, including the issuance of Range common stock, will be accounted for using the acquisition method of accounting, with Range identified as the acquirer;

•	A total of $392.2 million in principal amount of Memorial’s 5.875% Senior Notes due 2022 (the “Existing Memorial Notes”) are exchanged at closing for new senior notes of Range with the same maturities and interest rates and approximately $270 million principal amount of Memorial’s existing outstanding senior notes are tendered in the offer to purchase for cash;

•	Substantially all of Range’s existing senior subordinated notes (the “Existing Range Notes”) are exchanged for new senior notes with the same maturities and interest rates;

•	Adjustments to conform the classification of expenses in Memorial’s historical statements of operations to Range’s classification of similar expenses;

•	Estimated tax impact of pro forma adjustments; and

•	Assumption of liabilities for transaction-related expenses.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and are not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the merger been completed as of the dates presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statements do not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations. The incentive unit compensation included in Memorial’s historical statements of operations consists of incentive units issued by MRD Holdco LLC. Because MRD Holdco LLC will not own any equity interest in Memorial following the consummation of the merger, all costs related to these incentive units will be discontinued. Additionally, the pro forma statements of operations do not include non-recurring charges or credits and the related tax effects which result directly from the merger.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Range’s and Memorial’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Memorial’s Current Report on Form 8-K filed on July 28, 2016, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined

Balance Sheet as of June 30, 2016

	Range Historical	Memorial Historical	Pro Forma Reclassification Adjustment (Note 2)		Pro Forma Adjustments				Range Pro Forma Combined
					Acquisition Adjustments (Note 2)		Financing and Transaction Adjustments (Note 2)
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$382	$10	$—		$—		$—		$392
Accounts receivable, less allowance for doubtful accounts	81,418	62,174	—		—		—		143,592
Derivative assets	43,250	98,594	—		—		—		141,844
Other financial instruments	—	27,253	—		—		—		27,253
Inventory and other	20,662	3,381	—		(606	)(f)	—		23,437

Total current assets	145,712	191,412	—		(606)		—		336,518

Derivative assets	813	36,514	—		—		—		37,327
Goodwill	—	—	—		1,487,403	(f)	—		1,487,403
Natural gas and oil properties, successful efforts method	9,005,011	2,409,611	—		890,389	(f)	—		12,305,011
Accumulated depletion and depreciation	(2,864,358)	(559,930)	5,941	(a)	553,989	(g)	—		(2,864,358)

	6,140,653	1,849,681	5,941		1,444,378		—		9,440,653
Other property and equipment	111,095	12,256	(5,941	)(a)	—		—		117,410
Accumulated depreciation and amortization	(94,606)	—	—		—		—		(94,606)

	16,489	12,256	(5,941)		—		—		22,804
Other assets	76,512	10,833			(10,833	)(f)	—		76,512

Total assets	$6,380,179	$2,100,696	$—		$2,920,342		$—		$11,401,217

Liabilities
Current liabilities:
Accounts payable	$92,081	$25,697	$8,062	(b)	$40,158	(h)	$—		$165,998
Accounts payable-affiliate	—	8,062	(8,062	)(b)	—		—		—
Asset retirement obligations	15,071	—	—		—		—		15,071
Revenues payable	—	34,117	(34,117	)(c)	—		—		—
Accrued liabilities	179,812	72,064	34,117	(c)	—		—		268,333
			(17,660	)(d)
Accrued interest	32,000	—	17,660	(d)	—		—		49,660
Derivative liabilities	20,649	—	—		—		—		20,649

Total current liabilities	339,613	139,940	—		40,158		—		519,711

Bank debt	—	514,000	—		—		15,250	(k)	799,250
							270,000	(k)
Senior notes	738,616	589,902	—		10,098	(f)	1,779,931	(k)	2,842,447
							(270,000	)(k)
							(6,100	)(k)
Senior subordinated notes	1,828,345	—	—		—		(1,779,931	)(k)	48,414
Deferred tax liabilities	606,482	149,355	—		570,708	(f)	—		1,326,545
Derivative liabilities	19,243	—	—		—		—		19,243
Deferred compensation liabilities	127,090	—	—		—		—		127,090
Asset retirement obligations	—	10,779	(10,779	)(e)	—		—		—
Asset retirement obligations and other liabilities	255,863	3,083	10,779	(e)	—		—		269,725

Total liabilities	3,915,252	1,407,059	—		620,964		9,150		5,952,425

Commitments and contingencies

Stockholders’ Equity
Preferred stock, $1 par, 10,000,000 shares authorized, none issued and outstanding	—	—	—		—		—		—
Common stock, $0.01 par, 475,000,000 shares authorized, 170,081,406 issued at June 30, 2016	1,701	2,060	—		(2,060	)(j)	—		2,471
					770	(i)	—
Common stock held in treasury, 45,511 shares at June 30, 2016	(1,733)	—	—						(1,733)
Additional paid-in capital	2,470,814	1,627,780	—		(1,627,780	)(j)	—		5,503,217
					3,032,403	(i)
Retained earnings (deficit)	(5,855)	(936,203)	—		936,203	(j)	(9,150	)(k)	(55,163)
			—		(40,158	)(h)

Total stockholders’ equity	2,464,927	693,637	—		2,299,378		(9,150)		5,448,792

Total liabilities and stockholders’ equity	$6,380,179	$2,100,696	$—		$2,920,342		$—		$11,401,217

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Six Months Ended June 30, 2016

	Range Historical	Memorial Historical	Pro Forma Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Note 3)		Range Pro Forma Combined
	(In thousands, except per share amounts)
Revenues and other income:
Natural gas, NGLs and oil sales	$434,093	$—	$180,064	(a)	$—		$614,157
Derivative fair value loss	(75,890)	—	(54,175	)(b)	—		(130,065)
Brokered natural gas, marketing and other	75,007	—	7	(c)	—		75,014
Oil and natural gas sales	—	180,064	(180,064	)(a)	—		—

Total revenues and other income	433,210	180,064	(54,168)		—		559,106

Costs and expenses:
Direct operating	44,725	—	14,903	(d)	—		59,628
Transportation, gathering and compression	262,107	—	45,294	(e)	—		335,044
			27,643	(e)
Production and ad valorem taxes	11,936	—	5,855	(f)	—		17,791
Brokered natural gas and marketing	77,483	—	—		—		77,483
Exploration	11,698	7,058	(236	)(g)	—		18,520
Abandonment and impairment of unproved properties	17,687	—	236	(g)	—		17,923
General and administrative	86,721	35,154	115	(c)	—		117,709
			(4,281	)(h)
Memorial merger expenses	2,621	—	4,281	(h)	—		6,902
Termination costs	167	—	—		—		167
Deferred compensation plan	41,802	—	—		—		41,802
Interest	75,497	—	24,124	(i)	(3,771	)(k)	97,217
					(777	)(l)
					2,144	(m)
Depletion, depreciation and amortization	242,951	125,357	295	(j)	(34,108	)(n)	334,495
Impairment of proved properties and other assets	43,040	—	—		—		43,040
Loss on the sale of assets	4,947	50	—		—		4,997
Lease operating	—	14,903	(14,903	)(d)	—		—
Gathering, processing and transportation	—	45,294	(45,294	)(e)	—		—
Gathering, processing and transportation-affiliate	—	27,643	(27,643	)(e)	—		—
Taxes other than income	—	5,855	(5,855	)(f)	—		—
Incentive unit compensation	—	52,569	—		—		52,569
Accretion	—	295	(295	)(j)	—		—
Loss on commodity derivative instruments	—	54,175	(54,175	)(b)	—		—

Total costs and expenses	923,382	368,353	(29,936)		(36,512)		1,225,287

(Loss) before income taxes and interest	(490,172)	(188,289)	(24,232)		36,512		(666,181)
Other income (expense):
Interest expense, net	—	(24,124)	24,124	(i)	—		—
Other	—	(108)	108	(c)	—		—

Total other income (expense)	—	(24,232)	24,232		—		—

(Loss) before income taxes	(490,172)	(212,521)	—		36,512		(666,181)
Income tax (benefit) expense:
Current	—	21,896	—		—		21,896
Deferred	(173,526)	(44,301)	—		(44,831	)(o)	(262,658)

	(173,526)	(22,405)	—		(44,831)		(240,762)

Net (loss) income from continuing operations	$(316,646)	$(190,116)	$—		$81,343		$(425,419)

Net loss per common share:
Basic	$(1.90)						$(1.74)

Diluted	$(1.90)						$(1.74)

Dividends paid per common share	$0.04						$0.04

Weighted average common shares outstanding:
Basic	166,964				77,043	(p)	244,007
Diluted	166,964				77,043	(p)	244,007

Unaudited Pro Forma Condensed Combined

Statement of Operations for the Year Ended December 31, 2015

	Range Pro Forma (Note 4)	Memorial Historical	Pro Forma Reclassification Adjustments (Note 3)		Pro Forma Adjustments (Note 3)		Range Pro Forma Combined
	(In thousands, except per share amounts)
Revenues and other income:
Natural gas, NGLs and oil sales	$973,875	$—	$374,042	(a)	$—		$1,347,917
Derivative fair value income	416,364	—	281,249	(b)	—		697,613
Brokered natural gas, marketing and other	79,774	—	9	(c)	—		79,783
Oil and natural gas sales	—	374,042	(374,042	)(a)	—		—

Total revenues and other income	1,470,013	374,042	281,258		—		2,125,313

Costs and expenses:
Direct operating	116,370	—	24,903	(d)	—		141,273
Transportation, gathering and compression	388,877	—	72,554	(e)	—		486,834
			25,403	(e)
Production and ad valorem taxes	26,838	—	14,896	(f)	—		41,734
Brokered natural gas and marketing	85,902	—	—		—		85,902
Exploration	20,363	8,969	(85	)(g)	—		29,247
Abandonment and impairment of unproved properties	47,773	—	85	(g)	—		47,858
General and administrative	184,006	46,288	1,031	(c)	—		231,325
Termination costs	9,392	—	—		—		9,392
Deferred compensation plan	(77,627)	—	—		—		(77,627)
Interest	134,539	—	39,396	(h)	2,387	(k)	180,419
					(1,261	)(l)
					5,358	(m)
Loss on early extinguishment of debt	22,495	—	—		—		22,495
Depletion, depreciation and amortization	527,842	188,742	417	(i)	(43,531	)(n)	673,470
Impairment of proved properties and other assets	590,174	—	—		—		590,174
(Gain) on the sale of assets	(842)	(47)	—		—		(889)
Lease operating	—	24,903	(24,903	)(d)	—		—
Gathering, processing, transportation	—	72,554	(72,554	)(e)	—		—
Gathering, processing, transportation affiliate	—	25,403	(25,403	)(e)	—		—
Taxes other than income	—	14,896	(14,896	)(f)	—		—
Incentive Unit Compensation Expense	—	35,142	—		—		35,142
Accretion	—	417	(417	)(i)	—		—
(Gain) loss on commodity derivative instruments	—	(281,249)	281,249	(b)	—		—

Total costs and expenses	2,076,102	136,018	321,676		(37,047)		2,496,749

(Loss) income before income taxes and interest	(606,089)	238,024	(40,418)		37,047		(371,436)
Other income (expense):
Interest expense, net	—	(39,396)	39,396	(h)	—		—
Other, net	—	(1,022)	1,022	(c)	—		—

Total other income (expense)	—	(40,418)	40,418		—		—

(Loss) income before income taxes	(606,089)	197,606	—		37,047		(371,436)
Income tax (benefit) expense:
Current	29	10,070	—		—		10,099
Deferred	(164,660)	89,935	—		(7,973)		(82,698)

	(164,631)	100,005	—		(7,973)		(72,599)

Net (loss) income from continuing operations	$(441,458)	$97,601	$—		$45,020		$(298,837)

Net loss per common share:
Basic	$(2.65)						$(1.23)
Diluted	$(2.65)						$(1.23)
Dividends paid per common share	$0.16						$0.16

Weighted average common shares outstanding:
Basic	166,389				77,043	(p)	243,432
Diluted	166,389				77,043	(p)	243,432

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentations

On May 15, 2016, Range, Merger Sub, and Memorial entered into the merger agreement contemplating the merger. The merger closed on September 16, 2016. As a result, Memorial became a wholly owned subsidiary of Range at the effective time of the merger. Under the merger agreement, Memorial stockholders received 0.375 of a share of Range common stock for each share of Memorial common stock that they held immediately prior to the effective time of the merger.

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Range and Memorial. Certain of Memorial’s historical amounts have been reclassified to conform to Range’s financial statement presentation. The unaudited pro forma condensed combined balance sheets as of June 30, 2016 give effect to the merger and the related financing transactions as if they had occurred on June 30, 2016. The unaudited pro forma combined statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 give effect to the merger and the related financing transactions as if they had occurred on January 1, 2015.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available and certain assumptions that Range believes are reasonable. However, actual results may differ from those reflected in these statements. In Range’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma combined statements do not purport to represent what the financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Range’s future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Range and Memorial for the periods presented.

Note 2 — Unaudited Pro Forma Condensed Combined Balance Sheet

The merger will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of June 30, 2016, using currently available information. Because the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included in this Exhibit. Range expects to finalize its allocation of the purchase consideration as soon as practicable.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to:

•	changes in the estimated fair value of the shares of Range common stock issued as merger consideration to the Memorial stockholders, based on Range’s share price at the effective time of the merger;

•	changes in the estimated fair value of Memorial’s assets acquired and liabilities assumed as of the date of the transaction, which could result from changes in future natural gas, NGLs and crude oil commodity prices, reserve estimates, interest rates, and other factors; and

•	the tax basis of Memorial’s assets and liabilities as of the effective time of the merger.

The preliminary merger consideration to be transferred, fair value of assets acquired and liabilities assumed and resulting goodwill were calculated as follows (in thousands):

Preliminary Purchase Price Allocation (in thousands)
Consideration:
Fair value of Range common stock to be issued(1)	$3,033,173

Total consideration	3,033,173
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	139,940
Long-term debt	1,114,000
Deferred tax liabilities	720,063
Long-term liabilities	13,862

Amount attributable to liabilities assumed	1,987,865
Fair value of assets acquired
Cash and cash equivalents	10
Current derivative assets	125,847
Other current assets	64,949
Oil and natural gas properties	3,300,000
Other plant, property and equipment	6,315
Long-term derivative assets	36,514

Amount attributable to assets acquired	3,533,635

Goodwill as of June 30, 2016	$1,487,403

(1)	Based on 77,042,749 shares of Range common stock at $39.37 per share (closing price as of September 15, 2016).

Pursuant to the merger agreement, Range issued 0.375 of a share of Range common stock for each share of Memorial common stock outstanding at the effective time of the merger, including Memorial’s outstanding restricted stock, which resulted in the issuance by Range of approximately $3.0 billion of shares of Range common stock (based on the closing price as of September 15, 2016). Goodwill recognized is attributable to the asset recorded to offset net deferred tax liabilities arising from differences between the purchase price allocated to Memorial’s assets and liabilities based on fair value and the tax basis of these assets and liabilities. In addition, the total consideration for the merger included a control premium, which resulted in a higher value compared to the fair value of the net assets acquired. The goodwill is also attributable to Range’s qualitative assumptions of long-term factors that the merger creates for Range stockholders including additional potential for exploration and development opportunities, additional scale and efficiencies in other basins in which Range currently operates and substantial operating and administrative synergies. Because the merger is intended to be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, Memorial’s tax basis in its assets and liabilities will carry over to Range.

From May 13, 2016, the last trading date prior to the transaction’s initial announcement, to September 15, 2016, the preliminary value of Range’s purchase consideration to be transferred had decreased by approximately $207 million, as a result of the decrease in the share price for Range common stock from $42.01 to $39.37.

The following adjustments have been made to the accompanying unaudited pro forma combined balance sheet as of June 30, 2016:

(a)	Represents reclassification of Memorial’s accumulated depreciation related to other assets to conform to Range’s presentation and to reflect these assets at fair value.

(b)	Reflects the reclassification of Memorial’s accounts payable-affiliate to conform to Range’s presentation.

(c)	Represents the reclassification of Memorial’s revenue payable to conform to Range’s presentation.

(d)	Reflects the reclassification of Memorial’s accrued interest to conform to Range’s presentation.

(e)	Reflects the reclassification of Memorial’s asset retirement obligation to conform to Range’s presentation.

(f)	The allocation of the estimated fair value of merger consideration transferred (based on the closing price of Range common stock as of September 15, 2016) to the estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

•	a $606,000 decrease in inventory valuation to reflect inventory at fair value;

•	$1.5 billion in goodwill associated with the transaction;

•	a $890.4 million increase in Memorial’s gross book basis of natural gas and oil properties to reflect them at fair value;

•	a $10.8 million decrease to Memorial other assets to reflect their fair value, including expensing of Memorial’s credit facility deferred financing costs;

•	a $10.1 million increase to reflect the expensing of Memorial’s senior note deferred financing costs; and

•	a net $570.7 million increase in deferred tax liabilities associated with the transaction.

(g)	Reflects the elimination of Memorial’s historical accumulated depreciation, depletion and amortization (“DD&A”) balances.

(h)	Reflects the impact of estimated transaction costs of $40.2 million expected to be incurred by Range and Memorial in connection with the merger, including estimated underwriting, banking, legal and accounting fees that are not capitalized as part of the transaction. These costs are not reflected in the historical June 30, 2016 balance sheets of Range and Memorial, but are reflected in the unaudited pro forma balance sheet as an increase to liabilities and a reduction of equity as they will be expensed by Range and Memorial as incurred. These amounts and their corresponding tax effect have not been reflected in the pro forma statements of operations due to their nonrecurring nature.

(i)	Reflects the estimated increase in Range’s common stock and additional paid-in capital resulting from the issuance of shares of Range common stock to Memorial stockholders to effect the transaction as follows (in thousands, except per share and per share amounts):

Shares of Range common stock to be issued	77,042,749
Closing price per share of Range common stock on September 15, 2016	$39.37
Total fair value of shares of Range common stock to be issued	$3,033,173
Increase in Range common stock ($0.01 par value per share) as of June 30, 2016	$770

Increase in Range additional paid-in capital as of June 30, 2016	$3,032,403

(j)	Reflects the elimination of Memorial’s historical equity balances in accordance with the acquisition method of accounting.

(k)	Reflects the exchange of the Existing Memorial Notes and the Existing Range Notes for new Range senior notes with the same maturities and interest rates. The exchange resulted in the following adjustments:

•	$270.0 million increase in the amount drawn on Range’s credit facility to purchase the Existing Memorial Notes tendered in the cash offers;

•	$15.2 million increase in the amount drawn on Range’s credit facility for payment of estimated costs for the debt exchange. This includes an estimated $6.1 million of deferred financing costs associated with the Memorial exchange, an estimated $5.8 million of fees to be recorded as interest expense for the exchange of Existing Range Notes for Range senior notes and an estimated $3.3 million of fees to be recorded as early extinguishment of debt related to the early tender premium with respect to the cash offers for the Existing Memorial Notes; and

•	$1.8 billion reduction in Range senior subordinated notes and increase of $1.8 billion in senior notes to reflect the debt modification.

Note 3 — Unaudited Pro forma Condensed Combined Statements of Operations

Adjustments (a) – (j) to the Statement of Operations for the six months ended June 30, 2016 and the year ended December 31, 2015 include reclassifications required to conform Memorial’s revenue and expense items to Range’s presentation as follows:

(a)	Represents the reclassification of Memorial’s oil and natural gas product sales to conform to Range’s presentation.

(b)	Represents the reclassification of Memorial’s commodity derivative instruments to conform to Range’s presentation.

(c)	Represents the reclassification of Memorial’s other income to conform to Range’s presentation.

(d)	Represents the reclassification of Memorial’s lease operating expense to conform to Range’s presentation.

(e)	Represents the reclassification of Memorial’s gathering, processing and transportation expense to conform to Range’s presentation, including the reclassification of affiliate costs.

(f)	Represents the reclassification of Memorial’s taxes other than income to conform to Range’s presentation.

(g)	Represents the reclassification of Memorial’s abandonment and impairment of unproved properties to conform to Range’s presentation.

(h)	Represents the reclassification of Memorial’s expenses associated with the Range and Memorial merger to conform to Range’s presentation.

(i)	Represents the reclassification of Memorial’s interest expense to conform to Range’s presentation.

(j)	Represents the reclassification of accretion expense on Memorial asset retirement obligations to conform to Range’s presentation.

Adjustments (k)-(p) to the Statements of Operations for the six months ended June 30, 2016 and the year ended December 31, 2015 include the following pro forma adjustments to reflect the merger:

(k)	Represents the adjustments to historical interest expense on Memorial’s credit facility to be retired with availability under the existing Range credit facility.

(l)	Represents adjustments to interest expense for amortization of deferred financing costs resulting from the exchange of Memorial’s 5.875% senior unsecured notes due 2022 for Range senior notes and the repayment and cancellation of Memorial’s credit facility.

(m)	Represents adjustment to interest expense for Memorial’s capitalized interest to conform to Range’s capitalized interest accounting policy.

(n)	Represents the change in depreciation, depletion and amortization primarily resulting from the pro forma calculation of the combined company’s depletion expense under the successful efforts method of accounting for oil and natural gas properties.

(o)	Represents the income tax effect of pro forma adjustments (k) – (n) and Memorial’s historical results at Range’s estimated combined statutory tax rate of 38.2% for the six months ended June 30, 2016 and 39.2% for the year ended December 31, 2015. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on post-merger activities.

(p)	Reflects the number of shares of Range common stock estimated to be issued to Memorial stockholders pursuant to the merger.

Note 4 — Range’s Unaudited Pro forma Condensed Consolidated Statements of Operations

Range’s unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2015 included in the unaudited pro forma condensed combined statement of operations gives effect to the sale in December 2015 of Range’s producing properties and gathering assets in Virginia and West Virginia for cash proceeds of $876.0 million, before closing adjustments. Range’s unaudited pro forma condensed consolidated statement of operations gives effect of that sale as if it occurred in January 1, 2015:

Unaudited Pro Forma Condensed Consolidated

Statement of Operations for the Year Ended December 31, 2015

	Range Historical	Pro Forma Adjustments	Range Pro Forma
	(In thousands, except per share amounts)
Revenues and other income:
Natural gas, NGLs and oil sales	$1,089,644	$(115,769)	$973,875
Derivative fair value income	416,364	—	416,364
Brokered natural gas, marketing and other	92,060	(12,286)	79,774

Total revenues and other income	1,598,068	(128,055)	1,470,013

Costs and expenses:
Direct operating	136,363	(19,993)	116,370
Transportation, gathering and compression	396,739	(7,862)	388,877
Production and ad valorem taxes	33,860	(7,022)	26,838
Brokered natural gas and marketing	115,866	(29,964)	85,902
Exploration	21,406	(1,043)	20,363
Abandonment and impairment of unproved properties	47,619	154	47,773
General and administrative	194,015	(10,009)	184,006
Termination costs	15,070	(5,678)	9,392
Deferred compensation plan	(77,627)	—	(77,627)
Interest	166,439	(31,900)	134,539
Loss on early extinguishment of debt	22,495	—	22,495
Depletion, depreciation and amortization	581,155	(53,313)	527,842
Impairment of proved properties and other assets	590,174	—	590,174
Loss (gain) on the sale of assets	406,856	(407,698)	(842)

Total costs and expenses	2,650,430	(574,328)	2,076,102

Loss before income taxes	(1,052,362)	446,273	(606,089)
Income tax (benefit) expense:
Current	29	—	29
Deferred	(338,706)	174,046	(164,660)

	(338,677)	174,046	(164,631)

Net loss	$(713,685)	$272,227	$(441,458)

Net loss per common share:
Basic	$(4.29)		$(2.65)

Diluted	$(4.29)		$(2.65)

Dividends paid per common share	$0.16		$0.16

Weighted average common shares outstanding:
Basic	166,389		166,389
Diluted	166,389		166,389

Note 5 — Supplemental Pro Forma Natural Gas, NGLs and Crude Oil Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped, natural gas, NGLs and crude oil reserves as of December 31, 2015, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2015. The pro forma reserve information set forth below gives effect to the merger as if the transaction had occurred on January 1, 2015. The Range pro forma reserve information excludes the 2015 sale of the Virginia and West Virginia properties.

	Natural Gas (Mmcf)
	Range Historical	Range Pro Forma	Memorial Historical(a)	Range Pro Forma Combined Total
Balance—December 31, 2014	6,922,836	5,940,310	1,013,340	6,953,650
Revisions of previous estimates	(340,286)	(340,232)	30,164	(310,068)
Extensions, discoveries and other additions	1,017,956	1,012,931	50,343	1,063,274
Purchase of minerals in place	—	—	17,508	17,508
Property sales	(960,122)	(11,845)	(39,272)	(51,117)
Production	(362,687)	(323,467)	(98,269)	(421,736)

Balance—December 31, 2015	6,277,697	6,277,697	973,814	7,251,511

Proved developed reserves as of
December 31, 2014	3,583,051	2,802,334	355,331	3,157,665

December 31, 2015	3,376,165	3,376,165	443,983	3,820,148

Proved undeveloped reserves as of
December 31, 2014	3,339,785	3,137,976	658,009	3,795,985

December 31, 2015	2,901,533	2,901,533	529,831	3,431,364

	NGLs (Mbbls)
	Range Historical	Memorial Historical(a)	Range Pro Forma Combined Total
Balance, December 31, 2014	515,907	53,033	568,940
Revisions of previous estimates	17,717	1,024	18,741
Extensions, discoveries and other additions	36,308	2,741	39,049
Purchases of minerals in place	—	969	969
Property sales	(441)	(358)	(799)
Production	(20,356)	(3,249)	(23,605)

Balance, December 31, 2015	549,135	54,160	603,295

Proved developed reserves as of
December 31, 2014	270,271	18,203	288,474

December 31, 2015	309,306	24,583	333,889

Proved undeveloped reserves of
December 31, 2014	245,636	34,830	280,466

December 31, 2015	239,828	29,577	269,405

	Crude Oil and Condensate (Mbbls)
	Range Historical	Memorial Historical(a)	Range Pro Forma Combined Total
Balance, December 31, 2014	48,658	11,915	60,573
Revisions of previous estimates	3,804	1,331	5,135
Extensions, discoveries and other additions	4,924	1,111	6,035
Purchases of minerals in place	—	535	535
Property sales	(109)	(407)	(516)
Production	(4,084)	(1,331)	(5,415)

Balance, December 31, 2015	53,193	13,154	66,347

Proved developed reserves as of
December 31, 2014	24,180	3,708	27,888

December 31, 2015	31,679	6,101	37,780

Proved undeveloped reserves of
December 31, 2014	24,478	8,207	32,685

December 31, 2015	21,514	7,053	28,567

(a)	Excludes amounts attributable to discontinued operations.

The pro forma standardized measure of discounted future net cash flows relating to proved natural gas, NGLs and crude oil reserves as of December 31, 2015 is as follows (in thousands):

	Range Historical	Memorial Historical(a)	Range Pro Forma Combined Total
Balance, December 31, 2015
Future cash flows	$21,290,873	$4,008,764	$25,299,637
Future production costs	(10,411,360)	(1,438,531)	(11,849,891)
Future development costs	(2,213,582)	(784,003)	(2,997,585)
Future income tax expense	(2,007,794)	(88,723)	(2,096,517)

Future net cash flows	6,658,137	1,697,507	8,355,644
10% annual discount for estimated timing of cash flows	(3,932,274)	(877,647)	(4,809,921)

Standardized measure of discounted future net cash flows	$2,725,863	$819,860	$3,545,723

(a)	Excludes amounts attributable to discontinued operations.

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2015 are as follows (in thousands):

	Range Historical	Range Pro Forma	Memorial Historical(a)	Range Pro Forma Combined Total
Revisions of previous estimates:
Changes in prices and production costs	$(7,231,629)	$(7,181,713)	$(2,284,279)	$(9,465,992)
Revisions in quantities	(868,886)	(868,886)	51,455	(817,431)
Changes in future development and abandonment costs	359,540	261,881	190,403	452,284
Net change in income taxes	2,173,904	1,906,539	882,942	2,789,481
Accretion of discount	1,007,027	912,425	244,123	1,156,548
Purchases of reserves in place	—	—	53,597	53,597
Additions to proved reserves from extensions, discoveries and improved recovery	486,478	486,478	30,006	516,484
Natural gas, NGLs and oil sales, net of production costs	(522,682)	(441,789)	(240,244)	(682,033)
Development costs incurred during the period	1,033,539	991,506	294,617	1,286,123
Sales of reserves in place	(1,050,237)	(16,040)	(41,543)	(57,583)
Timing and other	(254,218)	(238,910)	(171,372)	(410,282)

Net change for the year	(4,867,164)	(4,188,509)	(990,295)	(5,178,804)
Beginning of year	7,593,027	6,914,372	1,810,155	8,724,527

End of year	$2,725,863	$2,725,863	$819,860	$3,545,723

(a)	Excludes amounts attributable to discontinued operations.